RESTATED BY-LAWS

OF

CYBRA CORPORATION

(a New York corporation)

ARTICLE I

Office

Section 1.1 Principal and Other Offices. The principal office of the Corporation shall be located in the county within the State of New York as designated in the Restated Certificate of Incorporation. The Corporation may have offices at such other places within or without the State of New York or within or without the United States as the Board of Directors from time to time may designate or the business of the Corporation may require.

ARTICLE II

Shareholders

Section 2.1 Place of Meetings. Special and annual meetings of shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of New York as fixed by the Board of Directors and set forth in the notice of the meeting.

Section 2.2 Annual Meetings. The annual meeting of shareholders shall be held for the election of directors and the transaction of such other business as properly may come before it at a date to be determined by the Board of Directors.

Section 2.3 Special Meetings. Special meetings of shareholders other than those regulated by statute may be called at any time by a majority of the members of the Board of Directors, the Chairman of the Board of Directors or the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so, specifying the matter or matters, appropriate for action at such a meeting proposed to be presented at the meeting and signed by holders of record of 20% of the shares of the Corporation issued and outstanding that would be entitled to vote on such matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. No business other than that specified in the notice of the meeting shall be transacted at any meeting of shareholders except with the unanimous consent of all shareholders entitled to notice thereof.

In addition, a Special Meeting of shareholders for the purpose of electing additional Class A members of the Board of Directors pursuant to Article 5, Section 2 of the Restated Certificate of Incorporation, shall be called by the President or any director of the Corporation if (i) a redemption default (as defined in the Restated Certificate of Incorporation, Article 4, Section 1E) shall have occurred and be continuing and (ii) the Corporation shall have received a notice from a holder of Class A preferred shares setting forth such holder's desire to expand the Board of Directors, in accordance with the provisions of Article 5, Section 2 of the Restated Certificate of Incorporation.

Section 2.4 Notices. Written notice of the annual meeting of shareholders stating the place, date and hour shall be given personally or by mail not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder entitled to

vote at such meeting. Written notice of each special meeting of shareholders stating the place, date and hour and indicating that it is issued by or at the direction of the person or persons calling the meeting and stating the purpose or purposes for which the meeting is called shall be given personally or by mail not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder entitled to vote at such meeting. Written notice of a meeting, if mailed, shall be deemed given when deposited in the United States mail, postage prepaid, and directed to a shareholder at his address as it appears on the record of shareholders. At any meeting at which any shareholders are present without protesting prior to the conclusion of the meeting the lack of notice of such meeting or at which shareholders not present have waived notice in writing, the giving of the notice specified above may be dispensed with.

Section 2.5 Quorum. Except as otherwise provided in the Restated Certificate of Incorporation or as otherwise required by law, at any meeting of shareholders the holders of a majority of the shares entitled to vote thereat present in person or by proxy shall constitute a quorum for the transaction of any business; provided, however, when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. Once a quorum is present in person or by proxy to organize a meeting, such quorum shall not be broken by the subsequent withdrawal of any shareholders. Shareholders entitled to vote at a meeting and present in person or by proxy at any meeting may adjourn the meeting despite the absence of a quorum. At any

adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.6 Voting. At every meeting of shareholders each shareholder entitled to vote thereat shall be entitled to vote in person or by proxy appointed by a written instrument. Except as otherwise provided in the Restated Certificate of Incorporation, every shareholder of record entitled to vote on a matter shall be entitled to one vote for every share standing in his name on the record of shareholders on the record date. Except as otherwise provided in the Restated Certificate of Incorporation and these By-Laws, all corporate action to be taken by vote of the shareholders shall be authorized by a majority of the votes entitled to be cast upon the issue under consideration.

Section 2.7 Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a shareholders' meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is

held; the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.8 Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent or action without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be in writing and shall be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the option of the shareholder executing the proxy except as otherwise provided by law.

Section 2.9 Written Consents. Whenever under any provision of law, the Restated Certificate of Incorporation or the By-Laws, shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken signed by the holders of all outstanding shares entitled to vote thereon; provided, however, this provision shall not alter or modify any provision of law, the Restated Certificate of Incorporation or the By-Laws under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

Section 2.10 Shareholders' List. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of

the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

ARTICLE III

Directors

Section 3.1 Duties and Powers. The Board of Directors shall have control and management of the affairs and business of the Corporation. Directors in all cases shall act as a board, regularly convened. Except as otherwise provided by law or the Restated Certificate of Incorporation, in the transaction of business the act of a majority of all directors at the time of the vote shall be the act of the Board of Directors.

Section 3.2 Qualifications. Each director shall be at least eighteen (18) years of age.

Section 3.3 Number. The number of directors constituting the entire board shall be fixed by the Board of Directors, but shall not be less than five (5) or greater than nine (9), except that upon the occurrence of a Redemption Default and on request of theholders of Class A Preferred Shares, the number of directors may be increased as provided in the Restated Certificate of Incorporation.

Section 3.4 Election and Term. Directors shall be elected at each annual meeting of shareholders by a majority of the votes of all the holders of shares entitled to vote in such an election. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified or he resigns or is removed. Cumulative voting shall not be allowed.

Section 3.5 Meetings. The annual meeting of each newly elected Board of Directors shall be held at the place of the annual meeting of shareholders immediately following the annual meeting of shareholders for the purpose of electing officers and for the transaction of such other business as properly may come before the meeting. Regular meetings of the Board of Directors may be held without notice at such time and place as may be fixed by the Board of Directors. Special meetings of the Board of Directors shall be held upon notice to the members of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of directors to another time and place.

Section 3.6 Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. The vote of a majority of the entire Board of Directors shall be the act of the Board of Directors.

Section 3.7 Notices. The annual meeting of each newly elected Board of Directors and each regular meeting of the Board of Directors may be held without notice to the directors. Special meetings of the Board of Directors shall be held upon written notice to the directors at the call of the President, the Secretary or any director. Notice of a special meeting of the Board of Directors shall state the place, date and hour of the meeting and shall indicate it is issued by or at the direction of the person or persons calling the meeting. Written notice to each director shall be given personally or by reliable overnight courier service not less than three (3) days before the date of the meeting, or by mail not less than ten (10) days before the date of the meeting. If given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid and addressed to each

director at his address as it appears on the Corporation's records or at such other address as the director may have furnished the Corporation for that purpose. Any director who attends a meeting of the Board of Directors without protesting such lack of notice prior to the meeting or at its commencement, shall be conclusively deemed to have waived notice of such meeting.

Section 3.8 Newly Created Directorships and Vacancies. Except as otherwise provided by law, newly created directorships resulting from vacancies occurring in the Board of Directors for any reason may be filled by vote of the holders of the class of shares that elected the director, or in the case of Class C directors, by the remaining Class C directors. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor and until his successor has been elected and qualified or his resignation or removal. Newly created directorships resulting from an increase in the number of members of the Board of Directors shall be filled by vote of the holders of the class of shares entitled to elect such additional members in accordance with the Restated Certificate of Incorporation.

Section 3.9 Removal. Any or all of the directors may be removed for cause or without cause by vote of the holders of the class of shares that elected the director.

Section 3.10 Resignation. Any director may resign at any time. A resignation shall be written and shall take effect at the time specified therein. If no time is so specified, a resignation shall take effect at the time of its receipt by the President or the Board of Directors of the Corporation. The acceptance of a resignation shall not be

necessary to make it effective. No resignation shall discharge any accrued obligation or duty of a director.

Section 3.11 Compensation. Directors, as such, shall not receive any salary for their services as directors. By resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing contained in the By-Laws shall preclude any director from serving the Corporation in any capacity in addition to a director and receiving compensation therefor.

Section 3.12 Contracts or Other Transactions with Directors. No contract or other transaction between the Corporation and one or more of its directors or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers or have a substantial financial interest shall be either void or voidable for such reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction or by reason alone that his or their votes are counted for such purpose:

(a) If the fact of such common directorship, officership or financial interest is disclosed in good faith or known to the Board of Directors or committee and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors or, if the votes of the disinterested directors are insufficient to constitute an act of the Board, by unanimous vote of the disinterested directors; or

(b) If such common directorship, officership or financial interest is disclosed in good faith or known to the shareholders entitled to vote thereon and such contract or transaction is approved by vote of the shareholders; or

(c) If the contract or transaction is fair and reasonable as to the Corporation at the time it is approved by the Board of Directors, a committee or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee which approves such contract or transaction.

Section 3.13 Chairman. At all meetings of the Board of Directors the Chairman of the Board of Directors, elected at the annual meeting of the Board of Directors, shall preside. If no Chairman is elected at the annual meeting, the President shall preside over that meeting.

Section 3.14 Committees. The Board of Directors, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees each consisting of three (3) or more directors. Each committee shall serve at the direction and at the pleasure of the Board of Directors. To the extent provided in the resolution adopted by the Board of Directors, each committee may have all the authority of the Board of Directors except as prohibited by law.

Section 3.15 Written Consents. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all

the members of the Board of Directors or the Committee consent in writing to the adoption of a resolution authorizing the action.

Section 3.16 Participation by Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

Officers

Section 4.1 Number. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer. Each officer shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board of Directors, a Comptroller, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as it may from time to time deem appropriate.

Section 4.2 Election and Term. Each officer shall be elected or appointed by the Board of Directors to hold office until the meeting of the Board of Directors following the next annual meeting of shareholders. Each officer shall hold office for such term and until his successor is elected or appointed and qualified or until he resigns or is removed.

Section 4.3 Chairman of the Board of Directors. The Chairman of the Board of Directors, if such office be occupied, shall have such powers and duties as the By-Laws or the Board of Directors may from time to time prescribe.

Section 4.4 President. The President shall be the chief executive officer of the Corporation, and in general, shall supervise, manage and control the business and affairs of the Corporation subject to the control of the Board of Directors. He shall preside at all meetings of shareholders. He shall perform all duties customarily incident to the office of President. He also shall be an ex-officio member of all standing committees.

Section 4.5 Vice President. The Vice President, in the absence or disability of the President, shall perform the duties and exercise the powers of the President. The Vice President shall have such powers and shall perform such duties as may be delegated to him by the President or prescribed by the Board of Directors. If there is more than one Vice President, each Vice President shall have the powers and authority as prescribed by the President or Board of Directors.

Section 4.6 Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and shareholders. He shall give or cause to be given notice of all meetings of directors and shareholders and all other notices required by law or the By-Laws. In the event of his absence or refusal to do so, any such notice may be given by any person so directed by the President or by the directors or by the shareholders upon whose request the meeting is called. He shall have charge of the corporate books and records. He shall have custody of the seal of the Corporation and shall affix the seal to all instruments requiring such seal when authorized by the directors or President and shall attest the same. In general, he shall perform all duties customarily incident to the office of Secretary.

Section 4.7 Treasurer. The Treasurer shall have custody of all valuable documents of the Corporation. He shall enter or cause to be entered in the books of the

Corporation to be kept for the purpose, full and accurate accounts of all moneys received and paid out of account of the Corporation and, when required by the President or Board of Directors, shall render a statement of his accounts. He shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the Corporation. He at all reasonable times shall exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours. In general, he shall perform all duties customarily incident to the office of Treasurer.

Section 4.8 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 4.9 Resignation. Any officer may resign at any time. A resignation shall be written and shall take effect at the time specified therein. If no time is so specified a resignation shall take effect at the time of its receipt by the President or the Board of Directors of the Corporation. The acceptance of a resignation shall not be necessary to make it effective. No resignation shall discharge any accrued obligation or duty of an officer.

Section 4.10 Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause.

Section 4.11 Vacancies. If the office of any officer becomes vacant, the Board of Directors may appoint any qualified person to fill such vacancy. Any person so appointed shall hold office for the unexpired term of his predecessor and until his successor is elected or appointed and qualified or until he resigns or is removed.

ARTICLE V

Shares

Section 5.1 Shares. The shares of the Corporation shall be represented by a certificate or certificates, numbered consecutively, in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board of Directors or the President or Vice President and by the Secretary or Treasurer or Assistant Secretary or Assistant Treasurer of the Corporation. If such certificate is countersigned by (a) a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, the officers' signatures on the certificate may be facsimiles. Each certificate shall state upon the face thereof: (a) that the Corporation is formed under the laws of the State of New York; (b) the name of the person or persons to whom issued; (c) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (d) the par value of each share represented by such certificate or a statement that the shares are without par value. If the Corporation is authorized to issue shares of more than one class, each certificate representing shares shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designations, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board to designate and fix the relative rights, preferences and limitations of other series.

Section 5.2 Lost, Destroyed and Stolen Certificates. Any person claiming a certificate representing shares to be lost, apparently destroyed or wrongfully taken shall execute an affidavit or affirmation of such fact, shall advertise the same in such manner as the Board of Directors may require, and shall give the Corporation an indemnity bond in such form and with one or more sureties satisfactory to the Board in such amount as the Board of Directors may determine to protect it or any person injured by the issue of the new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding. Thereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken if the claimant so requests prior to notice to the Corporation that the lost, apparently destroyed or wrongfully taken certificate has been acquired by a bona fide purchaser.

Section 5.3 Transfer. Shares of the Corporation shall be transferable only upon the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon any transfer, the old certificates duly endorsed or accompanied by evidence of succession, assignment or authority to transfer shall be surrendered to the Corporation by delivery thereof for cancellation to the person in charge of the list of shareholders and the transfer books and ledgers or to such other person as the directors may designate. New certificates thereupon shall be issued. A record shall be made of each transfer. Whenever a transfer is made for collateral security, and not absolutely, such fact shall be expressed in the entry of the transfer on the record of shareholders of the Corporation. No shares will be transferred on the books of the Corporation in violation of a

share transfer restriction imposed by the Corporation or a private share transfer restriction known to the Corporation and conspicuously endorsed on the share certificate.

Section 5.4 Record. The Corporation shall keep its office in this state or at the office of the transfer agent or registrar in this state, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall be protected in treating the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

ARTICLE VI

Miscellaneous

Section 6.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6.2 Dividends. The Board of Directors may declare and the Corporation may pay, on its outstanding shares, dividends in cash or its shares or bonds or its property, including the shares or bonds of other corporations. Such dividends may be declared or paid out of surplus only and upon such terms and conditions as are provided by the Restated Certificate of Incorporation or by law. Before the declaration and payment of any dividend, there may be set aside out of the surplus available for dividends such sum or sums as the directors, from time to time, in their absolute discretion deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or

maintaining any property of the Corporation, or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

Section 6.3 Seal. The seal of the Corporation shall be circular in form and have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal" and "New York". The seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or the President, a duplicate of the seal may be kept and used by the Secretary or Treasurer. The seal may be used by causing it or a facsimile thereof to be affixed or impressed or reproduced in any other manner.

Section 6.4 Notices and Waivers. Whenever communication with any shareholder or director is unlawful under any statute of the State of New York or of the United States or any such statute, then the giving of such notice or communication to such person shall not be required and there shall be no duty to apply for license or other permission to do so. Notice of a meeting shall not be required to be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Notice of a meeting shall not be required to be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Waiver of notice shall not be required to specify the purpose of any regular or special meeting of the board.

Section 6.5 Obligations. All obligations of the Corporation shall be signed by such officers of the Corporation or by such other person or persons as may be authorized by the Board of Directors.

Section 6.6 Indemnification. The Corporation shall indemnify all members of the Board of Directors, and such officers or employees of the Corporation as the Board of Directors shall authorize by specific resolution, to the maximum extent permitted by law.

ARTICLE VII

Amendment and Repeal

Section 7.1 Amendment and Repeal. By-Laws may be amended, repealed or adopted at any meeting of shareholders; or at any meeting of the Board of Directors. Notwithstanding the foregoing, for so long as any Class A Preferred Shares are outstanding, the Corporation not amend these By-Laws without affirmative vote or written consent of either a Class A Director or the holders of a majority of the outstanding Class A Preferred Shares.